Exhibit 10.2

AMENDMENT NO. 2 TO THE

POWER INTEGRATIONS, INC.

1997 OUTSIDE DIRECTORS STOCK OPTION PLAN

POWER INTEGRATIONS, INC. (the “Company”), having established the 1997 Outside Directors Stock Option Plan, as amended through July 28, 2009, (the “Plan”), amended the Plan on April 12, 2010, as follows:

1. Section 6.1(a) of the Plan was amended and restated in its entirety to read as follows:

“(a) Initial Option. Each person who is (i) serving as an Outside Director on the Effective Date, or (ii) first elected or appointed as an Outside Director after the Effective Date shall be granted an Option to purchase thirty thousand (30,000) shares of Stock on the Effective Date or the date of such initial election or appointment, respectively (an “Initial Option”), provided that no Initial Option shall be granted from April 12, 2010 until such time as the Board determines that Initial Options shall no longer be suspended under the Plan. Notwithstanding anything herein to the contrary, an Initial Option shall not be granted to a Director of the Company who previously did not qualify as an Outside Director but subsequently becomes an Outside Director as a result of the termination of his or her status as an Employee.”

2. Section 6.1(b) of the Plan was amended and restated in its entirety to read as follows:

“(b) Annual Option. Each Outside Director (including any Director who previously did not qualify as an Outside Director but who subsequently becomes an Outside Director) shall be granted an Option to purchase ten thousand (10,000) shares of Stock on each of his or her “Anniversary Dates”, provided such person remains an Outside Director on such Anniversary Date (an “Annual Option”) and provided that no Annual Option shall be granted from January 27, 2009 until such time as the Board determines that Annual Options shall no longer be suspended under the Plan. The Anniversary Date for an Outside Director who was serving on the Board on the Effective Date shall be the date which is twelve (12) months after the Effective Date and successive anniversaries thereof. The Anniversary Date for an Outside Director who is elected or appointed to the Board after the Effective Date shall be the date which is twelve (12) months after such election or appointment and successive anniversaries thereof.”